Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the registration statements of Seitel, Inc. on Form S-8 (File No. 333-122782) and Form S-3 (File No. 333-124839) of our reports dated March 13, 2006 on our audit of the consolidated financial statements and financial statement schedule and the internal control over financial reporting of Seitel as of December 31, 2005 and for the year then ended, which report is incorporated by reference in this Annual Report on Form 10-K.

/s/ BKD, LLP

Houston, Texas

March 13, 2006